                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-A

                           -------------------------

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                           PRIME GROUP REALTY TRUST
------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                     Maryland                          36-4173047
------------------------------------------------------------------------------
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois        60601
------------------------------------------------------------------------------
(Address of principal executive offices)                   (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-51599

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class             Name of each exchange on which
          to be so registered             each class is to be registered
          -------------------             ------------------------------
          Series B Cumulative             New York Stock Exchange
          Redeemable Preferred
          Shares of Beneficial
          Interest, par value $0.01
          per share

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
------------------------------------------------------------------------------
                               (Title of Class)

ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

               The information included under the caption "Description of Shares of Beneficial Interest" in the Preliminary Prospectus contained in Amendment No. 2 to Registration Statement on Form S-11 (Registration No. 333-51599) (the "Registration Statement") of Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"), filed with the Securities and Exchange Commission (the "Commission") on May 20, 1998 relating to the description of the Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share ("Preferred Shares"), of the Company is incorporated by reference herein.

ITEM 2.        EXHIBITS

EXHIBIT NO.    DESCRIPTION

     1.1 Form of certificate representing Preferred Shares of the Company (to be filed as Exhibit 4.1 to Amendment No. 3 to the Registration Statement of the Company to be filed with the Commission and to be incorporated by reference herein)

     1.2 Form of certificate representing Common Shares of Beneficial Interest, par value $0.01 per share, of the Company (filed as Exhibit 4.1 to Amendment No. 3 to Registration Statement on Form S-11 (Registration No. 333-33547) of the Company filed with the Commission on November 5, 1997 and incorporated by reference herein)

     2.1 Articles of Amendment and Restatement of Declaration of Trust of the Company (filed as Exhibit 3.1 to the 1997 Annual Report on Form 10-K of the Company filed with the Commission on March 31, 1998 and incorporated by reference herein)

     2.2 Form of Articles Supplementary to the Articles of Amendment and Restatement of Declaration of Trust of the Company (to be filed as Exhibit 3.2 to Amendment No. 3 to the Registration Statement of the Company to be filed with the Commission and to be incorporated by reference herein)

     2.3 Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the 1997 Annual Report on Form 10-K of the Company filed with the Commission on March 31, 1998 and incorporated by reference herein)

     3.1 Pages 150 through 168 of the Preliminary Prospectus contained in Amendment No. 2 to the Registration Statement of the Company under the heading "Description of Shares of Beneficial Interest" are incorporated by reference herein

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                         PRIME GROUP REALTY TRUST



                         By: /s/ William M. Karnes
                             ----------------------------
                             William M. Karnes
                             Executive Vice President and
                             Chief Financial Officer



Dated: May 28, 1998